UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                      Pursuant to Sections 13 and 15(d) of
                       the Securities Exchange Act of 1934

                                  April 5, 1999
                Date of Report (Date of earliest event reported)

                           SA TELECOMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

   Delaware                          0-18048                     75-2258519
  (State Of                        (Commission                  (IRS Employer
Incorporation)                     File Number)              Identification No.)

                        1600 Promenade Center, 15th Floor
                              Richardson, TX 75080
                     (Address of Principal Executive Office)

                                 (972) 690-5888
              (Registrant's Telephone Number, Including Area Code)

                                (Not Applicable)
                         (Former Name or Former Address,
                          if Changed Since Last Report)

Item 5. Other Events

     As previously reported, SA Telecommunications, Inc. and its subsidiaries (collectively, the "Company") filed petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") (Cases No. 97-2395 through 97-2401). Since that date, the Company has continued as a debtor-in-possession pursuant to the Bankruptcy Code.

     On April 5, 1999, the Company filed its Monthly Operating Reports for the month ending February 28, 1999 (the "February MOR") with the Office of the United States Trustee (the "Trustee") and the Bankruptcy Court.

     A copy of the February MOR is attached hereto as Exhibit 99.1, and incorporated herein by reference.1

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits:

     99.1 Monthly Operating Report of the Company for the month ending February 28, 1999.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  SA TELECOMMUNICATIONS, INC.

DATE:  April 9, 1999                              By: /s/ Albert B. Gordon, Jr.
                                                       -------------------------
                                                       Albert B. Gordon, Jr.
                                                       Chief Executive Officer

------------------------
1 The attachments and exhibits referenced in the August MOR, the September MOR, the October MOR, the November MOR, the Amended November MOR, the December MOR, and the January MOR are not attached as part of Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6, or 99.7, respectively, but are available at the Office of the United States Trustee and the Bankruptcy Court. In addition, the Company agrees that it will furnish a copy of any omitted schedule or similar attachment to the Commission upon its request.